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                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated August 21, 1996 included in HDS Network Systems, Inc's previously filed annual report on Form 10-K for the year ended June 30, 1996 and to all references to our Firm included in this Registration Statement.


                                                Arthur Andersen LLP


Philadelphia
January 20, 1997